EXHIBIT 16.1

December 15, 2009

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:	Kennedy-Wilson Holdings, Inc.
(formerly Prospect Acquisition Corp.)
Commission File # 001-33824

Ladies and Gentlemen:

We have read the statements made by Kennedy-Wilson Holdings, Inc. (formerly Prospect Acquisition Corp.) in Item 4.01 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

/s/ McGLADREY & PULLEN, LLP

McGLADREY & PULLEN, LLP